EXHIBIT 3.3


                                 RESTATED BYLAWS

                                       OF

                        EL CAPITAN PRECIOUS METALS, INC.



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                                TABLE OF CONTENTS


                                                                            PAGE


Article I Offices and Corporate Seal...........................................1
   1.1.    Offices.............................................................1
   1.2.    Corporate Seal......................................................1

Article II Shareholders........................................................1
   2.1.    Annual Meeting......................................................1
   2.2.    Special Meetings....................................................1
   2.3.    Place of Meeting....................................................1
   2.4.    Notice of Meeting...................................................1
   2.5.    Fixing Date for Determination of Shareholders of Record.............1
   2.6.    Shareholder List....................................................2
   2.7.    Quorum..............................................................2
   2.8.    Proxies.............................................................2
   2.9.    Voting Rights.......................................................2
   2.10.   Voting of Shares....................................................2
   2.11.   Nominations of Directors............................................3
   2.12.   Informalities and Irregularities....................................4
   2.13.   Action Without a Meeting by Shareholders............................4
   2.14.   Meeting by Means of Electronic Communication........................4

Article III Board of Directors.................................................4
   3.1.    General Powers......................................................4
   3.2.    Number, Tenure and Qualifications...................................4
   3.3.    Annual Meetings.....................................................4
   3.4.    Regular Meetings....................................................5
   3.5.    Special Meetings....................................................5
   3.6.    Telephonic Meetings.................................................5
   3.7.    Waiver of Notice....................................................5
   3.8.    Quorum..............................................................5
   3.9.    Newly Created Directorships.........................................5
   3.10.   Removal of Directors................................................5
   3.11.   Vacancies...........................................................5
   3.12.   Committees of the Board.............................................5
   3.13.   Action without a Meeting............................................6
   3.14.   Compensation........................................................6
   3.15.   Presumption of Assent...............................................6

Article IV Officers............................................................6
   4.1.    Number..............................................................6
   4.2.    Tenure and Duties of Officers.......................................6
   4.3.    Removal.............................................................6
   4.4.    Chairman of the Board...............................................6
   4.5.    C.E.0...............................................................6
   4.6.    President...........................................................7
   4.7.    Vice President......................................................7
   4.8.    Secretary...........................................................7
   4.9.    Treasurer...........................................................7


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Article V Certificates for Shares and Their Transfer...........................7
   5.1.    Certificates for Shares.............................................7
   5.2.    Transfers of Shares.................................................8
   5.3.    Lost, Destroyed, Mutilated, or Stolen Certficates...................8

Article VI Indemnification.....................................................8
   6.1.    Indemnification.....................................................8
   6.2.    Insurance...........................................................9
   6.3.    Right to Amend Indemnification Provisions...........................9

Article VII Repeal, Alteration or Amendment....................................9


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

                                 RESTATED BYLAWS
                                       OF
                        EL CAPITAN PRECIOUS METALS, INC.

                                    ARTICLE I
                           OFFICES AND CORPORATE SEAL

      1.1 Offices. The registered office of the Corporation in the State of Arizona shall be located at 14301 N. 87th Street, Suite 216, Scottsdale, Arizona 85260. The Corporation may conduct business and may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

      1.2 Corporate Seal. A corporate seal is not required on any instrument executed for the Corporation. If a corporate seal is used, it shall be either a circle having on its circumference "ECPN," and in the center "Incorporated 2000 Nevada;" (name change April 11, 2003 to El Capitan Precious Metals, Inc.) or a circle having on its circumference the words "Corporate Seal."

                                   ARTICLE II
                                  SHAREHOLDERS

      2.1 Annual Meeting. The annual meeting of the shareholders shall be held at such time and on such day as shall be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. At the annual meeting, any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Articles of Incorporation.

      2.2   Special  Meetings.  The  Chairman  of the  Board or Chief  Executive
Officer may, and upon the written request of two members of the Board of Directors or of shareholders owning not less than 50 percent of the outstanding voting shares of the Corporation, the Chairman of the Board or Chief Executive Officer shall, call special meetings of the shareholders, for any purpose or purposes unless otherwise prescribed by statute. The written request and the notice of the special meeting shall state the purposes of the meeting, and the business transacted at the meeting shall be limited to the purposes stated in the notice.

      2.3 Place of Meeting. The Board of Directors and the Chairman of the Board or the Secretary shall fix the time and place of all meetings of shareholders.

      2.4 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally, by facsimile or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

      2.5 Fixing Date for Determination of Shareholders of Record. To determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express written consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix, in advance, a record date which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days nor less than 10 days prior to any other action.

      2.6 Shareholder List. The officer or agent having charge of the stock transfer books shall prepare, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each shareholder of record.

      2.7 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the purposes of voting on that subject matter. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless otherwise required by law, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on a subject matter shall constitute the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present and, provided further, that the affirmative vote of the majority of the shares then present is sufficient in all cases to adjourn the meeting.

      2.8 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy, but in no event shall the proxy be valid for greater than seven years. Subject to these restrictions, any proxy properly created is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary.

      2.9 Voting Rights. Unless otherwise provided in the Articles of Incorporation or by the Nevada Revised Statutes, each outstanding share of capital stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Directors shall be elected by a plurality of the votes cast at the election, and cumulative voting shall not be permitted. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

      2.10 Voting of Shares. The following additional provisions shall apply to the voting of shares:

            (a) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the elections of directors of such other corporation is held by this Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this paragraph shall be construed as limiting the right of this Corporation to vote its own stock held by it in a fiduciary capacity.

            (b) A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. In the event any instrument granting a proxy shall designate two or more persons to act as proxy, the majority of such persons present at the meeting, or if only one should be present then that one, shall have and may exercise all the powers conferred by such instrument upon all the persons so designated, unless such instrument shall otherwise provide. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy, but in no event shall the proxy be valid for greater than seven years. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient at law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the share itself or an interest in the Corporation generally. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or quorum is determined, written notice of the death or incapacity is given to the Corporation. A proxy may be revoked by an instrument expressly revoking it, a duly executed proxy bearing a later date, or by the attendance of the person executing the proxy at the meeting and his voting of his shares personally.


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

            (c) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine. The Secretary of the Corporation shall have the authority to require that such documents be filed with the Secretary of the Corporation as the Secretary shall reasonably require in order to verify the authority and power of any such officer, agent or proxy to vote the shares of the Corporation held by any such other corporation.

            (d) Shares held by an administrator, executor, guardian, conservator or personal representative may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by him, either in person or by proxy, but no such trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy. Shares held by or under the control of such a receiver or trustee may be voted by such receiver or trustee, either in person or by proxy, without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee was appointed. The Secretary of the Corporation shall have the authority to require that such documents be filed with the Secretary of the Corporation as the Secretary shall reasonably require in order to verify the authority and power of such representative or other fiduciary to vote the shares of the Corporation registered in the name of such other person.

            (e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or unless the pledgee is specifically empowered by such shareholder to vote the shareholder's shares.

            (f) If shares stand in names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety of tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                  (i)   If only one votes, his acts bind.

                  (ii) If more than one votes, the act of the majority so voting binds all.

                  (iii) If more than one votes,  but the vote is evenly split on
any   particular   matter,   each  faction  may  vote  the  shares  in  question
proportionally.

      2.11 Nominations of Directors. Nomination for election to the Board of Directors of the Corporation at a meeting of shareholders may be made by the Board of Directors or on behalf of the Board by a nominating committee appointed by the Board, or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the Board, shall be made by notice in writing delivered or mailed by United States mail, first class postage prepaid, to the Secretary of the Corporation, and received by him not less than 30 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 35 days' notice of the meeting is given to shareholders, such nomination shall have been mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The foregoing


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notwithstanding,  if the Corporation is subject to the proxy  solicitation rules under the Securities Exchange Act of 1934, the timing of nominations by shareholders shall be as determined by the Board of Directors in compliance with such rules. Such notice shall set forth as to each proposed nominee who is not an incumbent director (a) the name, age, business address and telephone number and, if known, residence address of each nominee proposed in such notice; (b) the principal occupation or employment of each such nominee; (c) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and by the nominating shareholder; and (d) any other information concerning the nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to the rules, regulations and forms then promulgated under Section 14(a) of the Securities Exchange Act of 1934. The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded

      2.12 Informalities and Irregularities. All informalities and irregularities in any call or notice of a meeting, or in the areas of credentials, proxies, quorums, voting and similar matters, will be deemed waived if no objection is made at the meeting.

      2.13 Action Without a Meeting by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by a majority of the shareholders entitled to vote on such action. Such written action shall be effective when signed by a majority of the shareholders entitled to vote thereon, unless a different effective time is provided in the written action. The writing or writings shall be filed with the minutes of the Shareholders.

      2.14 Meeting by Means of Electronic Communication. Shareholders may participate in a meeting of the shareholders by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Such participation in a meeting pursuant to this Section 2.14 shall constitute presence in person at such meeting. Meetings held entirely pursuant to this Section 2.14, however, are still subject to the notice, quorum and voting requirements as provided in this Article II.

                                   ARTICLE III
                               BOARD OF DIRECTORS

      3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall in all cases act as a Board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of Nevada.

      3.2 Number, Tenure and Qualifications. The Board of Directors shall consist of a minimum of two and a maximum of nine directors. The Board of Directors shall have the authority to fix the number of directors comprising the Board within the limits set forth above; provided, however, that no decrease in the number of directors comprising the Board shall affect the term of any incumbent director. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation or removal. Directors need not be residents of the State of Nevada or shareholders of the Corporatim.

      3.3 Annual Meetings. The Board of Directors shall hold its annual meeting immediately following the annual meeting of shareholders at the place announced at the annual meeting of shareholders. No notice is necessary to hold the annual meeting, provided a quorum is present. If a quorum is not present, the annual meeting shall be held at the next regular meeting or as a special meeting.


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      3.4   Regular  Meetings.  The Board of Directors may hold regular meetings without notice at the times and places determined by the Board of Directors.

      3.5 Special Meetings. The Chairman of the Board or Secretary may, and on written request of two directors shall, call special meetings of the Board of directors on not less than two days' notice to each director personally, or by facsimile, telephone, or electronic mail, or on not less than five days' notice to each director by mail.

      3.6 Telephonic Meetings. Regular or special meetings of the Board of Directors may be held at any place within or without State of Nevada and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, their participation in such a meeting to constitute presence in person. Meetings held pursuant to this Section 3.6, however, are still subject to the notice, quorum and voting requirements as provided in this Article III.

      3.7 Waiver of Notice. Attendance of a director at a meeting shall constitute waiver of notice unless the director objects at the commencement of the meeting that the meeting is not lawfully called or convened and does not participate in the remainder of the meeting. Any director may waive notice of any meeting by executing a written waiver of notice.

      3.8 Quorum. A majority of the directors then serving shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is present, unless otherwise provided by the Nevada Revised Statutes, these Bylaws or the Articles of Incorporation, shall be the act of the Board of Directors.

      3.9 Newly Created Directorships. The Board of Directors may increase the number of directors by a majority vote. Newly created directorships resulting from an increase in the number of directors may be filled by a majority vote of the directors then in office. The term of any newly created directorship shall be determined by the Board of Directors.

      3.10 Removal of Directors. At a meeting of shareholders called expressly for that purpose and by a vote of the holders of not less than two-thirds of the shares then entitled to vote at an election of the directors, any director or the entire Board of Directors may be removed, with or without cause.

      3.11 Vacancies. Directors shall be elected to fill any vacancy by a majority vote of the remaining directors, though not less than a quorum, or by a sole remaining director. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his or her successor.

      3.12 Committees of the Board. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution and permitted by the Nevada Revised Statutes, shall have and may exercise all the authority of the Board. The Board, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law. No committee shall have the power or authority to amend the Articles of Incorporation or Bylaws; adopt a plan of merger or consolidation, recommend to the shareholders the sale, lease, or other disposition of all or substantially all the property and assets of its business, or recommend to the shareholders a voluntary dissolution of the Corporation. Each committee shall keep regular minutes of its meetings.


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      3.13  Action  without a Meeting.  Any action  required or  permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all directors consent thereto in writing, whether signed before or after the action. Such consent shall have the same effect as a unanimous vote. The writing or writings shall be filed with the minutes of the Board of Directors.

      3.14 Compensation. The Corporation may pay, or reimburse the directors for, the expenses of attendance at each meeting of the Board of Directors. The Corporation may pay the directors a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as director or directors may be granted stock options or a combination thereof. The Board of Directors shall establish and set forth in its minutes the amount or rate of compensation of directors.

      3.15 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation within three business days after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV
                                    OFFICERS

      4.1 Number. The officers of the Corporation may be a Chairman of the Board, a C.E.O., a President, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers, assistant officers and agents as deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

      4.2 Tenure and Duties of Officers. The officers of the Corporation are to be appointed by the Board of Directors at the annual meeting of the Board of Directors. Officers shall hold office at the pleasure of the Board and shall exercise the power and perform the duties determined from time to time by the Board of Directors until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      4.3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      4.4 Chairman of the Board. The Chairman of the Board shall be subject to the control of the directors. He shall, when present, preside at all meetings of the shareholders and of the directors and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the directors from time to time. Unless otherwise ordered by the Board of Directors, the Chairman of the Board shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting, the Chairman of the Board shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors from time to time may confer similar powers upon any other person or persons. The Chairman of the Board, the Chief Executive Office and the President can be three separate positions.

      4.5 C.E.O. If the C.E.O. is a separate position from the Chairman, in the absence of the Chairman of the Board or in the event of his inability or refusal to act, the C.E.O. shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.


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      4.6   President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. Unless otherwise appointed by the Board, the C.E.O. shall be the President. The President shall preside at all meetings of the shareholders and shall preside at all meetings of the directors unless a chairperson of the Board of Directors or a C.E.O. is available, in which case the President shall preside only in the absence of the chairperson of the Board of Directors or C.E.O.

      4.7 Vice President. There shall be as many vice presidents as the Board of Directors chooses to appoint. Vice Presidents shall perform the duties assigned to them by the Board of Directors of the Chairman of the Board or the President. Any one of the vice Presidents, as authorized by the Board of Directors, shall have all the powers and perform all the duties of President if the President is temporarily absent or unable to act.

      4.8 Secretary. The Secretary shall attend all meetings of the Board of Directors and the shareholders and shall keep the minutes of the shareholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, have charge of the corporate records, books, and accounts, and keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, have general charge of the stock transfer books of the Corporation, sign with the Chairman of the Board certificates for shares of the Corporation, and in general perform all duties incident to the office of Secretary, and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

      4.9 Treasurer. The Treasurer shall be the chief financial officer of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, other depositories as shall be selected by the Board of Directors and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the directors.

                                    ARTICLE V
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

      5.1   Certificates for Shares.

            (a) Certificates representing the shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or President and by the Secretary or an Assistant Secretary of the Corporation. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. No certificate shall be issued for any share until such share is fully paid.

            (b) If the Corporation is authorized to issue shares of more than one class, every certificate representing shares issued by the Corporation shall set forth or summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, preferences, limitations and relative rights of the shares of each class authorized to be issued, together with the variations in the relative rights and preferences between the various shares.


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

            (c) Each certificate representing shares shall state upon the face thereof (i) that the Corporation is organized under the laws of the State of Nevada, (ii) the name of the person to whom issued, (iii) the number, class and designation of the series, if any, which the certificate represents, and (iv) the par value of each share represented by the certificate or a statement that the shares are without par value; and the (v) date of issue.

            (d) Any restriction on the right to transfer shares and any reservation of lien on the shares shall be noted on the face or the back of the certificate by providing (i) a statement of the terms of such restriction or reservation, (ii) a summary of the terms of such restriction or reservation and a statement that the Corporation will mail to the shareholder a copy of such restrictions or reservations without charge within five (5) days after receipt of written notice therefor, (iii) if the restriction or reservation is contained in the Articles of Incorporation or Bylaws of the Corporation, or in an instrument in writing to which the Corporation is a party, a statement of that effect and a statement that the Corporation will mail to the shareholder a copy of such restriction or reservation without charge within five days after receipt of written request therefor, or (iv) if each such restriction or reservation is contained in an instrument in writing to which the Corporation is not a party, a statement to that effect.

            (e) Each certificate for shares shall be consecutively numbered or otherwise identified.

      5.2   Transfers of Shares.

            (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation.

            (b) The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

      5.3 Lost, Destroyed, Mutilated, or Stolen Certficates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation, or theft of the certificate therefor, and the Board of Directors, may, in its discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate; or, in case of loss, destruction, or theft of the certificate, upon a satisfactory proof of such loss, destruction, or theft, and, if the Board of Directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in such form and in such sum, and with such surety or sureties, as the Board may direct.

                                   ARTICLE VI
                                 INDEMNIFICATION

      6.1 Indemnification. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably


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

incurred or suffered by him in connection therewith. The Board of Directors may in its discretion cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. No such person shall be indemnified against, or be reimbursed for, any expense or payments incurred in connection with any claim or liability established to have arisen out of his own willful misconduct or gross negligence. Any right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaws, agreement, vote of shareholders, provision of law or otherwise, as well as their rights under this Article.

      6.2 Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

      6.3 Right to Amend Indemnification Provisions. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to the full extent permitted by the General Corporation Law of the State of Nevada.

                                   ARTICLE VII
                         REPEAL, ALTERATION OR AMENDMENT

      These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a vote of the majority of the Board of Directors.

                                   CERTIFICATE

      I, James G. Ricketts, the duly elected, qualified and acting Secretary of El Capitan Precious Metals, Inc., a Nevada corporation, do hereby certify that the above and foregoing are the Restated Bylaws of this Corporation duly and regularly adopted by the Board of Directors effective as of June 1, 2005.

      IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of June, 2005.

                                              /s/ James G. Ricketts
                                              ----------------------------------
                                              James G. Ricketts, Secretary


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